Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Colleen Rodriguez
Adobe
408-536-6803
corodrig@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Strong Q4 and Fiscal 2014 Financial Results
Momentum Continues with Accelerated Creative Cloud and Adobe Marketing Cloud Adoption
SAN JOSE, Calif. - Dec. 11, 2014 - Adobe (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year 2014 ended Nov. 28, 2014.
Fourth Quarter Financial Highlights

•	Adobe achieved revenue of $1.073 billion, near the high end of the targeted range of $1.025 billion to $1.075 billion.

•	Adobe added 644 thousand net new Creative Cloud subscriptions in the quarter.

•	Creative Annualized Recurring Revenue (“ARR”) grew to $1.676 billion, and total Digital Media ARR grew to $1.947 billion.

•	Adobe Marketing Cloud revenue was $330 million with record bookings in the quarter.

•	Diluted earnings per share were $0.14 on a GAAP-basis, and $0.36 on a non-GAAP basis.

•	Cash flow from operations was $400 million.

•	Deferred revenue grew to a record $1.155 billion, and unbilled backlog grew to approximately $1.7 billion.

•	66 percent of Adobe’s Q4 revenue was from recurring sources, compared to 44 percent of Q4 revenue in fiscal 2013.

•	The company repurchased approximately 1.8 million shares during the quarter, returning $127 million of cash to stockholders.
Fiscal Year 2014 Financial Highlights

•	Adobe achieved revenue of $4.147 billion and generated $1.288 billion in operating cash flow during the year.

•	The company reported annual GAAP earnings per share of $0.50 and non-GAAP earnings per share of $1.29.

•	Creative Cloud subscriptions grew by more than two million to 3.454 million. In addition, Adobe grew net new Digital Media ARR by more than $1 billion during the year.

•	Adobe Marketing Cloud achieved a record $1.170 billion in annual revenue, with record annual bookings that is above the company’s target of 30 percent.

•	The company repurchased 10.9 million shares during the year, returning approximately $689 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Adobe to Acquire Fotolia
Adobe today announced it has entered into a definitive agreement to acquire privately-held Fotolia, a leading marketplace for stock content. Fotolia will be integrated into Adobe Creative Cloud, providing current and future Creative Cloud members with the ability to access and purchase over 34 million images and videos, significantly simplifying and accelerating the design process. The acquisition of Fotolia cements Creative Cloud’s role as a vibrant marketplace for creatives to buy and sell assets and services as well as showcase their talent to a worldwide audience. Adobe also plans to continue to operate Fotolia as a standalone stock service, accessible to anyone. Additional information is available in a separate press release.
Executive Quotes
"Adobe had an outstanding 2014. Creative Cloud adoption outpaced expectations and the acquisition of Fotolia will add a vibrant marketplace for our customers. Adobe Marketing Cloud, the leader in the explosive digital marketing category, continued to drive strong bookings at the world's biggest brands, agencies and media companies,” said Shantanu Narayen, Adobe president and chief executive officer.
“2014 was a pivotal year for Adobe as we completed our business model transition,” said Mark Garrett, Adobe executive vice president and chief financial officer. “In 2015 we expect revenue and earnings to grow sequentially every quarter during the year.”
Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2014 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the strength of our cloud business and growth of our bookings, revenue and earnings, and our ability to complete and integrate the acquisition of Fotolia, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2013 ended Nov. 29, 2013 and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2014.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our year ended Nov. 28, 2014, which Adobe expects to file in Jan. 2015.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2014 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Cloud and Adobe Marketing Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 28, 2014	November 29, 2013	November 28, 2014	November 29, 2013
Revenue:
Products	$327,951	$567,232	$1,627,803	$2,470,098
Subscription	628,954	359,723	2,076,584	1,137,856
Services and support	116,423	114,744	442,678	447,286
Total revenue	1,073,328	1,041,699	4,147,065	4,055,240

Cost of revenue:
Products	21,930	26,803	97,099	138,154
Subscription	87,883	77,314	335,432	278,077
Services and support	51,130	43,399	189,549	170,326
Total cost of revenue	160,943	147,516	622,080	586,557

Gross profit	912,385	894,183	3,524,985	3,468,683

Operating expenses:
Research and development	213,687	205,196	844,353	826,631
Sales and marketing	428,362	431,540	1,671,808	1,620,454
General and administrative	133,534	138,358	543,332	520,124
Restructuring and other charges	19,385	2,294	19,883	26,497
Amortization of purchased intangibles	12,412	13,959	52,424	52,254
Total operating expenses	807,380	791,347	3,131,800	3,045,960

Operating income	105,005	102,836	393,185	422,723

Non-operating income (expense):
Interest and other income (expense), net	105	695	7,267	4,941
Interest expense	(12,678)	(16,722)	(59,732)	(67,508)
Investment gains (losses), net	343	1,461	1,156	(4,015)
Total non-operating income (expense), net	(12,230)	(14,566)	(51,309)	(66,582)
Income before income taxes	92,775	88,270	341,876	356,141
Provision for income taxes	19,483	22,950	88,325	66,156
Net income	$73,292	$65,320	$253,551	$289,985
Basic net income per share	$0.15	$0.13	$0.51	$0.58
Shares used to compute basic net income per share	498,124	499,363	497,867	501,372
Diluted net income per share	$0.14	$0.13	$0.50	$0.56
Shares used to compute diluted net income per share	507,451	511,082	508,480	513,476

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	November 28, 2014	November 29, 2013
ASSETS

Current assets:
Cash and cash equivalents	$1,117,400	$834,556
Short-term investments	2,622,091	2,339,196
Trade receivables, net of allowances for doubtful accounts of $7,867 and $10,228, respectively	591,800	599,820
Deferred income taxes	95,586	102,247
Prepaid expenses and other current assets	175,758	170,110
Total current assets	4,602,635	4,045,929

Property and equipment, net	785,123	659,774
Goodwill	4,721,962	4,771,981
Purchased and other intangibles, net	469,662	605,254
Investment in lease receivable	80,439	207,239
Other assets	126,315	90,121
Total assets	$10,786,136	$10,380,298

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$68,377	$62,096
Accrued expenses	703,365	656,939
Debt and capital lease obligations	603,229	14,676
Accrued restructuring	17,120	6,171
Income taxes payable	20,456	10,222
Deferred revenue	1,097,923	775,544
Total current liabilities	2,510,470	1,525,648

Long-term liabilities:
Debt and capital lease obligations	911,086	1,499,297
Deferred revenue	57,401	53,268
Accrued restructuring	5,194	7,717
Income taxes payable	125,746	132,545
Deferred income taxes	341,610	375,634
Other liabilities	73,748	61,555
Total liabilities	4,025,255	3,655,664

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	3,778,314	3,392,696
Retained earnings	6,909,451	6,928,964
Accumulated other comprehensive income (loss)	(8,094)	46,103
Treasury stock, at cost (103,350 and 104,573 shares, respectively), net of reissuances	(3,918,851)	(3,643,190)
Total stockholders' equity	6,760,881	6,724,634
Total liabilities and stockholders' equity	$10,786,136	$10,380,298

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	November 28, 2014	November 29, 2013
Cash flows from operating activities:
Net income	$73,292	$65,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	78,147	81,350
Stock-based compensation expense	84,949	86,754
Unrealized investment gains, net	(121)	(1,741)
Changes in deferred revenue	158,712	94,737
Changes in other operating assets and liabilities	4,953	(11,438)
Net cash provided by operating activities	399,932	314,982

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(8,474)	11,140
Purchases of property and equipment	(36,775)	(35,121)
Proceeds from the sale of property and equipment	—	24,260
Purchases and sales of long-term investments, intangibles and other assets, net	(2,908)	(294)
Acquisitions, net of cash	(29,802)	—
Net cash used for investing activities	(77,959)	(15)

Cash flows from financing activities:
Purchases of treasury stock	(125,000)	(400,000)
Proceeds from reissuance of treasury stock, net	3,619	64,892
Repayment of debt and capital lease obligations	(3,253)	(6,041)
Excess tax benefits from stock-based compensation	21,102	40,619
Net cash used for financing activities	(103,532)	(300,530)
Effect of exchange rate changes on cash and cash equivalents	(4,370)	1,034
Net increase in cash and cash equivalents	214,071	15,471
Cash and cash equivalents at beginning of period	903,329	819,085
Cash and cash equivalents at end of period	$1,117,400	$834,556

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	November 28, 2014	November 29, 2013	August 29, 2014	November 28, 2014	November 29, 2013
Operating income:

GAAP operating income	$105,005	$102,836	$74,176	$393,185	$422,723
Stock-based and deferred compensation expense	85,025	86,468	83,682	335,856	332,289
Restructuring and other charges	19,385	2,294	201	19,883	26,497
Amortization of purchased intangibles & technology license arrangements	31,331	32,789	31,780	127,000	153,840
Loss contingency	—	—	—	10,000	—
Non-GAAP operating income	$240,746	$224,387	$189,839	$885,924	$935,349

Net income:

GAAP net income	$73,292	$65,320	$44,686	$253,551	$289,985
Stock-based and deferred compensation expense	85,025	86,468	83,682	335,856	332,289
Restructuring and other charges	19,385	2,294	201	19,883	26,497
Amortization of purchased intangibles & technology license arrangements	31,331	32,789	31,780	127,000	153,840
Investment (gains) losses	(343)	(1,461)	(669)	(1,156)	4,015
Loss contingency	—	—	—	10,000	—
Income tax adjustments	(28,433)	(20,806)	(19,114)	(86,701)	(116,897)
Non-GAAP net income	$180,257	$164,604	$140,566	$658,433	$689,729

Diluted net income per share:

GAAP diluted net income per share	$0.14	$0.13	$0.09	$0.50	$0.56
Stock-based and deferred compensation expense	0.17	0.17	0.16	0.66	0.65
Restructuring and other charges	0.04	—	—	0.04	0.05
Amortization of purchased intangibles & technology license arrangements	0.06	0.06	0.06	0.25	0.30
Investment (gains) losses	—	—	—	—	0.01
Loss contingency	—	—	—	0.02	—
Income tax adjustments	(0.05)	(0.04)	(0.03)	(0.18)	(0.23)
Non-GAAP diluted net income per share	$0.36	$0.32	$0.28	$1.29	$1.34

Shares used in computing diluted net income per share	507,451	511,082	507,811	508,480	513,476

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, loss contingencies and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.